EXECUTION COPY

Securities Lending Agreement - JPMCB New York - General October 2009 Version

EXECUTION COPY

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1	Intention of the Parties	1
1.2	Definitions	1

2.	THE SECURITIES LENDING SERVICES	5
2.1	Appointment; Authority	5
2.1	Loans	5
2.3	Borrowers	6
2.4	Receipt of Collateral; Collateral Substitution	7
2.5	Mark to Market Procedures	7
2.6	Investment of Cash Collateral	7
2.7	Distributions	8
2.8	Voting Rights; Dividend Reinvestment Plans	9
2.9	Sale of a Security on Loan	9
2.10	Recordkeeping; Access to J.P. Morgan's Records	10
2.11	Statements of Account	10
2.12	Notifications	10
2.14	Change Control	10

3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT	11
3.1	Default by the Borrower with respect to Securities on Loan	11
3.2	Indemnification of the Lender in Respect of Securities	11
3.3	Assignment of Rights	12

4.	INSTRUCTIONS	12
4.1	Acting on Instructions; Method of Instruction and Unclear Instructions	12
4.2	Verification and Security Procedures	13
4.3	Instructions; Contrary to Law/Market Practice	13
4.4	Cut-Off Times	13
4.5	Electronic Access	13

5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. Morgan	13
5.1	Fees and Expenses	13
5.2	Overdrafts	14
5.3	J.P. Morgan’s Right Over Securities; Set-off	15

6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES	15
6.1	Representations of the Lender and J.P. Morgan	15
6.2	Lender to Provide Certain Information to J.P. Morgan	16

7.	WHEN J.P. MORGAN IS LIABLE TO LENDER	16
7.1	Standard of Care; Liability	16
7.2	Force Majeure	17
7.3	J.P. Morgan May Consult With Counsel	18
7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	18
7.5	Responsibility for Certain Third Parties	19

Securities Lending Agreement – JPMCB New York – General

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8.	TAXATION	19
8.1	Tax Filings	19
8.2	Tax Treatment	19

9.	TERMINATION	19
9.1	Termination	19
9.2	Exit Procedure	20

10.	MISCELLANEOUS	20
10.1	Notifications	20
10.2	Successors and Assigns	20
10.3	Interpretation	21
10.4	Entire Agreement	21
10.5	Insurance	21
10.6	Governing Law and Jurisdiction	21
10.7	Severability; Waiver; and Survival	21
10.8	Confidentiality	22
10.9	Counterparts	22
10.10	No Third Party Beneficiaries	22

SCHEDULE 1 Investment Guidelines (Non-ERISA)		24
SCHEDULE 2 Approved Borrowers		25
SCHEDULE 3 Eligible Collateral		26
Appendix A Collateral Requirements		28
Appendix B Letter of Credit Banks		29
SCHEDULE 4 Lender Accounts and Markets		30
SCHEDULE 5 Persons Authorized To Give Instructions		33
SCHEDULE 6 Authorized Fund Managers/Advisers		34
SCHEDULE 7A Form of Master Securities Lending Agreement (US Borrowers)		36
SCHEDULE 7B Form of Master Securities Lending Agreement (non-US Borrowers )		37
SCHEDULE 8 Cut-off Times		38
SCHEDULE 9 Electronic Access		39
SCHEDULE 10 List of Funds		42

Securities Lending Agreement - JPMCB New York - General

October 2009 Version

SECURITIES LENDING AGREEMENT

This Agreement (“Agreement”), dated May 5, 2011, is between NEXT ETFs TRUST, a Delaware statutory trust and registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of each of its series listed on Schedule 10 (each a “Fund” and collectively the “Funds”), whose principal place of business is at 350 Main Street, Suite 9, Bedminster, New Jersey 07921 (the “Trust” or the “Lender”) and JPMORGAN CHASE BANK, N. A. with a place of business at One Beacon Street, Boston, Massachusetts 02108. (“J.P. Morgan”).

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)	The Trust is an open-end management investment company consisting of one or more Funds, with the purpose of investment of its assets in certain types of securities and instruments, as more fully described in each Fund’s Registration Statement, as amended from time to time.

(b)	The Trust has requested J.P. Morgan to provide services as securities lending agent for the Trust, on behalf of each Fund, under the supervision of the Advisor, which J.P. Morgan has agreed to do subject to the terms and conditions appearing in this Agreement and the Schedules to this Agreement.

(c)	The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement. Other services are subject to separate terms and conditions, which J.P. Morgan will make available to the Trust upon request.

(d)	Headings are for reference and convenience only and are not intended to affect interpretation.

(e)	References to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(f)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural persons; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term “including” shall be deemed to mean “including but not limited to;” and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

1.2	Definitions

As used herein, the following terms have the meaning hereinafter stated.

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“Advisor” means NEXT ETF’s LLC, in its capacity of investment advisor to the Turs pursuant to an Investment Advisory Agreement dated May 5, 2011 with the Trust relating to the provision of portfolio management services with respect to assets held by the Fund(s).

“Affiliate” with respect to a party means an entity controlling, controlled by, or under common control with, that party.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

"Authorized Investment" means any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, as described in Section 2.6 of this Agreement and Schedule 1 to this Agreement (and as that Schedule may be amended from time to time by written agreement of the parties).

"Authorized Person" means any person who has been designated by written notice from the Lender in the form of Schedule 5 or Schedule 6 to this Agreement as the case may be (or by written notice in the form of Appendix A to Schedule 5 from any agent designated by the Lender, including, without limitation, the Advisor) to act on behalf of the Lender under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Lender or the Advisor that any such person is no longer an Authorized Person.

"Borrower" means an entity listed on Schedule 2 to this Agreement other than an entity which J.P. Morgan shall have been instructed to delete from such list in accordance with Instructions and as such Schedule may be amended in accordance with Section 2.3 of this Agreement.

"Business Day" shall have the meaning assigned in the applicable MSLA, including any applicable Addendum or Exhibit to the applicable MSLA and shall, include, as applicable, a New York Business Day and a Foreign Business Day as defined in the applicable MSLA.

"Cash Account" means each of the “Cash Accounts” established and maintained by J.P. Morgan on behalf of the Lender (in the names of each Fund, individually) under the Custody Agreement and as defined therein.

"Cash Collateral" means those currencies permitted under Schedule 3 to be accepted as Cash Collateral as may be pledged by a Borrower in connection with a particular Loan.

"Collateral" means the types of collateral acceptable to the Lender as set forth in Schedule 3 to this Agreement, together with Cash Collateral.

"Collateral Account" means, as the case may be, any account maintained by J.P. Morgan with itself, with any Securities Depository or with any Tri-party Institution and designated as a Collateral Account for the purpose of holding Collateral, Authorized Investments, or proceeds of any of them (as the case may be) in connection with each Loan under this Agreement.

"Collateral Requirement" with respect to a given Security shall be an amount equal to the then applicable percentage of the Market Value of the applicable Security as set forth in Appendix A to Schedule 3, as that Appendix may be amended by J.P. Morgan from time to time on notice to the Lender.

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“Confidential Information” means and includes all non public information concerning the Lender, any Fund, the Lending Accounts or the Collateral Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

"Custody Agreement" means the Global Custody Agreement dated as of May 5, 2011, between J.P. Morgan and the Lender, which provides, inter alia, for the safekeeping of Securities received by J.P. Morgan from time to time on behalf of the Lender, as that agreement may be amended from time to time.

“Cut-off Time” has the meaning set forth in Section 4.4 of this Agreement.

“Distributions” means all interest, dividends and other distributions (including, but not limited to, payments made by the depositary in connection with American Depositary Receipts and Global Depositary Receipts) made by the issuer with respect to Securities subject to Loans.

"Dollars" means U.S. dollars.

“Event of Default” has the meaning set forth in the applicable MSLA.

"Instruction" means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“J.P. Morgan Indemnitees” means J.P. Morgan and its nominees, directors, officers, employees and agents.

“Lending Account” means each of the Securities Accounts set forth in Schedule 4, as that Schedule may be modified from time to time by agreement of the parties.

"Letter of Credit", to the extent acceptable to the Lender as Collateral in accordance with Schedule 3 to this Agreement, has the meaning assigned in the applicable MSLA and must be issued by a bank listed on Appendix B to Schedule 3 to this Agreement (as such list may be amended by J.P. Morgan from time to time on notice to the Lender), other than a bank deleted from such list in accordance with Instructions from an Authorized Person.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

"Loan" means a loan of Securities by the Lender, in each case acting on behalf of a particular Fund through its Lending Account(s), under this Agreement and under the applicable MSLA.

"Loan Fee" means the amount payable by a Borrower to J.P. Morgan under the applicable MSLA in connection with Loans collateralized other than by Cash Collateral.

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"Market Value" means the value in accordance with the applicable MSLA as reasonably determined by J.P. Morgan, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and proceeds of Collateral) are denominated in a currency other than Dollars; and in the case of fixed income Securities, include any accrued but unpaid interest thereon. In the case of Cash Collateral, “Market Value” means the value of the cash delivered by Borrower. “Market Value” shall be determined as of the close of trading on the preceding Business Day.

"MSLA" means a master securities lending agreement or securities borrowing agreement between J.P. Morgan and a Borrower, under which J.P. Morgan lends Securities on behalf of its customers (including the Lender) from time to time. A copy of J.P. Morgan's standard forms of MSLA, including (as applicable) the international addendum to the MSLA, are annexed to this Agreement (i) as Schedule 7A in the case of Borrowers located in the United States, and (ii) as Schedule 7B in the case of Borrowers located outside the United States. (The location of each Borrower is indicated in Schedule 2.)

"Rebate" means the amount payable by J.P. Morgan on behalf of the Lender to a Borrower (or, in the case of a negative rebate, the amount payable by Borrower to J.P. Morgan on behalf of the Lender) in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by Borrower and J.P. Morgan.

"Return Date" has the meaning assigned in Section 3.2(a) of this Agreement.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment.

"Securities Account" means each of the securities account established and maintained by J.P. Morgan on behalf of the Lender (in the names of each Fund, individually) under the Custody Agreement and as defined therein.

“Securities Depository” means any securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Security Procedure” means security procedures to be followed by the Lender upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in the Custody Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. The Lender acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Lender through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in

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accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

"Term Loan" has the meaning set forth in Section 2.2(c) of this Agreement.

"Tri-party Institution" means a financial institution (which may be J.P. Morgan acting in a separate capacity) with which J.P. Morgan shall have entered a Tri-party Agreement.

“Tri-party Agreement” means an agreement among J.P. Morgan, a financial institution acting as tri-party custodian, and a particular Borrower providing, among other things, for the holding of Collateral in a Collateral Account at the financial institution in J.P. Morgan's name on behalf of J.P. Morgan's lending customers and for the substitution of Collateral.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.	THE SECURITIES LENDING SERVICES

2.1	Appointment; Authority

(a)	The Lender hereby appoints J.P. Morgan as its agent to lend Securities in each of the Lending Accounts on the Lender's behalf to Borrowers from time to time in accordance with the terms of this Agreement and on such terms and conditions and at such times as J.P. Morgan shall determine. J.P. Morgan hereby accepts appointment as such agent.

(b)	The Lender hereby authorizes and empowers J.P. Morgan to execute in the Lender's name and on its behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to J.P. Morgan. In this regard, the Lender hereby acknowledges receipt of the forms of MSLA and authorizes J.P. Morgan to lend Securities in the Lending Accounts to Borrowers under agreements substantially in the forms of the MSLA; it being understood and agreed, however, that J.P. Morgan shall notify the Lender of any material change to the MSLA entered into with any Borrower. J.P. Morgan may exercise all rights and powers provided under any MSLA as may be incidental to that MSLA.

2.2	Loans

(a)	From time to time, J.P. Morgan may lend to Borrowers Securities held in the Lending Accounts and shall deliver such Securities against receipt of Collateral in accordance with the applicable MSLA. All Securities of the Lender held by J.P. Morgan that are issued, settled or traded in the markets listed on Schedule 4 to this Agreement may be lent to Borrowers from time to time without the consent of any Authorized Person. All Loans shall be made on a fully disclosed basis. J.P. Morgan may suspend lending activity in one or more markets from time to time if it determines that lending in those markets is impracticable or uneconomical.

(b)	J.P. Morgan shall seek to assure that the Lender receives a fair allocation of lending opportunities vis-à-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers,

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Borrower’s requested rebate rate, limitations on investments of Cash Collateral, tax treatment, and similar commercial factors.

(c)	Loans shall generally be terminable on demand. With the prior approval of the Lender, however, Loans may be made on the basis of a specified termination date (each a "Term Loan"), with or without providing for the right of the Lender to terminate or substitute equivalent Securities.

(d)	J.P. Morgan shall terminate any Loan of Securities to a Borrower as soon as practicable after: (i) receipt by J.P. Morgan of a notice of termination of the respective MSLA by the Borrower; (ii) receipt by J.P. Morgan of Instructions directing it to terminate a Loan; (iii) receipt by J.P. Morgan of Instructions instructing it to delete from Schedule 2 the Borrower to which such Loan was made; (iv) receipt by J.P. Morgan of Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 6.1 of this Agreement; (v) receipt by J.P. Morgan of notice advising that an Event of Default has occurred and is continuing beyond any grace period that may be afforded by J.P. Morgan; (vi) J.P. Morgan elects, in its sole discretion, to terminate a Loan other than a Term Loan; or (vii) termination of this Agreement. Termination of a Term Loan prior to its anticipated termination date by either Lender or Borrower may result in the terminating party having to pay the non-terminating party damages based on the cost of obtaining a replacement loan. In the event of Borrower’s failure to return the applicable Securities upon termination of a Loan, J.P. Morgan shall take the steps specified in Section 3.1 of this Agreement.

(e)	Lender shall not engage in any security lending activity with regard to Securities held in any Lending Account during the term of this Agreement, except for Loans made by J.P. Morgan as lending agent under this Agreement.

2.3	Borrowers

(a)	Securities may be lent to any Borrower listed in Schedule 2, as that Schedule may be updated from time to time upon written notice by J.P. Morgan to add new Borrowers and to delete entities that have ceased to be potential Borrowers. If Lender notifies J.P. Morgan in writing within five business days from the date of any such notice that it objects to a potential Borrower, no Loans of Securities shall be made to such potential Borrower. If Lender does not so object within such five business day period, each potential Borrower notified to Lender by J.P. Morgan shall be deemed acceptable to Lender. Lender may at any time provide Instructions to J.P. Morgan to delete a Borrower from Schedule 2. Promptly following receipt of those Instructions J.P. Morgan will cease making Loans to that Borrower and promptly take the steps set forth in Section 2.2(d). J.P. Morgan shall have the right to decline to make any Loans to any Borrower and to discontinue lending to any Borrower in its sole discretion and without notice to Lender.

(b)	J.P. Morgan may assume (unless its personnel directly responsible for the performance of the services under this Agreement have actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default

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has occurred and that a Borrower has complied with its obligations under the applicable MSLA.

(c)	J.P. Morgan shall have no responsibility for the accuracy or completeness of any information supplied by any Borrower.

2.4	Receipt of Collateral; Collateral Substitution

For each Loan, J.P. Morgan or a Tri-party Institution shall receive and hold all Collateral required by the applicable MSLA in a Collateral Account. A given Loan may be collateralized by more than one type of Collateral. J.P. Morgan shall credit, or where applicable shall have a Tri-party Institution credit, all Collateral, Cash Collateral investments and proceeds to a Collateral Account and J.P. Morgan shall mark its books and records to identify the Lender's (acting on behalf of each applicable Fund) interest therein. In this regard, J.P. Morgan shall segregate assets held in each Collateral Account maintained from J.P. Morgan’s proprietary assets. J.P. Morgan shall accept substitutions of Collateral in accordance with the applicable MSLA or Tri-party Agreement, and shall credit, or where applicable shall have a Tri-party Institution credit, all such substitutions to a Collateral Account.

2.5	Mark to Market Procedures

(a)	J.P. Morgan shall require initial Collateral for a Loan in an amount determined by applying the then applicable Collateral Requirement to the Market Value of the Security that is the subject of the Loan.

(b)	If the Market Value of the Collateral held by J.P. Morgan on behalf of the Lender for a Loan on any Business Day is less than the collateral call threshold amount set forth on Appendix A to Schedule 3, J.P. Morgan shall demand on behalf of the Lender that the Borrower, deliver additional Collateral in accordance with the applicable MSLA.

(c)	J.P. Morgan is authorized to return excess Collateral to the Borrower upon demand, in accordance with the terms of the applicable MSLA.

(d)	J.P. Morgan may modify the Collateral procedures set forth on Appendix A to Schedule 3 from to time to time based on general market conditions (including volatility of Securities on Loan and of Securities Collateral), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements. J.P. Morgan shall promptly notify the Lender of material revisions to the Collateral Requirement and the foregoing procedures.

2.6	Investment of Cash Collateral

(a)	J.P. Morgan is hereby authorized to invest and (subject to Section 2.6(c)) reinvest Cash Collateral in accordance with the investment guidelines annexed to this Agreement as Schedule 1. Any Cash Collateral investment which is an Authorized Investment is made for the account of, and at the sole risk of, the Lender. J.P. Morgan is authorized to buy or sell Cash Collateral investments through bulk trades in which its other customers participate. Cash Collateral and additions to Cash Collateral received after the market closes shall not be invested until the next business day.

(b)	J.P. Morgan may from time to time advance to the Lender its share of accrued earnings from Cash Collateral. By the same token, except as may be expressly

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set forth in the investment guidelines, earnings received from Cash Collateral shall not be invested on behalf of the Lender pending distribution under this Agreement (e.g., as Rebates to Borrowers and as lending income under Section 5.1 of this Agreement) and, therefore, no income shall be paid thereon to the Lender. J.P. Morgan anticipates earning interest on such earnings pending such distribution in an amount approximately equal to the fed funds rate in effect from time to time.

(c)	J.P. Morgan shall have no authority to sell or otherwise dispose of any Cash Collateral investment except (i) as expressly stated in Schedule 1 with respect to extension trades, (ii) in accordance with Instructions or as necessary to raise cash to return Cash Collateral to a Borrower as required under the applicable MSLA, or (iii) as provided in Section 5.3 of this Agreement.

(d)	If: (i) a loss is realized on a Cash Collateral investment or (ii) J.P. Morgan determines that a Cash Collateral investment either is unlikely to be redeemed in accordance with its terms (as in effect at the time such Cash Collateral investment was acquired) or will need to be sold at a loss in order to raise cash to return to a Borrower upon the present or future maturity of a Loan or (iii) J.P. Morgan otherwise reasonably requires the replenishment of Cash Collateral, J.P. Morgan may require that the Lender transfer to it cash in an amount at least equal to the difference between the amortized cost and the fair market value of the applicable Cash Collateral investment (as determined by J.P. Morgan in its reasonable discretion)., the Lender, or the Advisor on the Lender’s behalf, shall promptly comply with any such request.

2.7	Distributions

(a)	J.P. Morgan shall credit the Cash Account of the applicable Fund on payable date (subject to and in accordance with J.P. Morgan’s AutocreditTM policies) with the amount of all cash Distributions (but for purposes of this Section 2.7(a), the term “cash Distributions” shall not include any principal payment, whether paid upon the maturity of any debt Security or prior to its maturity) with respect to Securities on Loan over their record date that the Lender would have received under the Custody Agreement had such Securities not been on Loan over record date. The Lender shall promptly return any amount credited to the Cash Account of the applicable Fund upon oral or written notification from J.P. Morgan that: (i) such amount has not been paid by the issuer or the paying agent of the Securities (as applicable) in the ordinary course of business or (ii) such amount was incorrectly credited. If the Lender does not promptly return any amount upon such notification, J.P. Morgan shall be entitled, upon oral or written notification to the Lender, to reverse the applicable credit by debiting the Cash Account of the applicable Fund for the amount previously credited.

(b)	The following procedures shall apply to Distributions which are not cash Distributions (“non-cash Distributions”):

(i)	Any non-cash Distribution which is in the nature of a stock split or a stock dividend shall at the option of J.P. Morgan: (A) be added to the existing Loan to which that Distribution relates as of the date that non-cash Distribution is payable and shall be subject to the provisions of this Agreement and the applicable MSLA ; or (B) be delivered by the

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Borrower to J.P. Morgan and J.P. Morgan shall credit that non-cash Distribution to the applicable Lending Account.

(ii)	Any non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Securities on Loan shall be deemed to be a new Loan made by the Lender to a Borrower (and shall be considered to constitute Securities on Loan) as of the date that non-cash Distribution is payable and shall be subject to the provisions of this Agreement; provided that the Lender, or the Advisor on the Lender’s behalf, may give J.P. Morgan Instructions, prior to the applicable Cut-off Time directing it to request that Borrower deliver that non-cash Distribution to J.P. Morgan under the applicable MSLA, in which case J.P. Morgan shall credit that non-cash Distribution to the applicable Lending Account. If the Lender wishes to exercise any such warrants or rights while they are on Loan, the Lender, or the Advisor on the Lender’s behalf, shall instruct J.P. Morgan prior to the applicable Cut-Off Time to direct the Borrower to deliver the applicable Security or other property to the applicable Lending Account in exchange for the price specified in the warrant or right.

(iii)	If the Lender, or the Advisor on the Lender’s behalf, requests that J.P. Morgan instruct the Borrower to deliver a non-cash Distribution on its payable date, and the Borrower fails so to deliver the non-cash Distribution and any reasonable and customary grace period has expired, J.P. Morgan shall at its option, credit such non-cash Distribution to the applicable Lending Account, or credit to the Cash Account of the applicable Fund an amount equivalent to the Market Value of such non-cash distribution as of the close of business on the day prior to the credit date. In addition, the assignment provisions and corresponding rights and obligations set forth in Article 3 shall apply.

2.8	Voting Rights; Dividend Reinvestment Plans

(a)	During the term of any Loan, J.P. Morgan shall permit the Securities on Loan to be transferred into the name of the Borrower. Securities on loan shall not ordinarily be available to the Lender for voting while they are on loan on the applicable Record Date. The Lender, or the Advisor on the Lender’s behalf, shall be entitled to vote proxies with respect to Securities that are eligible for Loan (but not actually on Loan) as of the applicable record date for those Securities, except in those markets where it is not practical or permissible to do so.

(b)	The Lender acknowledges that it shall not be entitled to participate in any dividend reinvestment program with respect to Securities that are eligible for Loan (whether or not actually on Loan) as of the applicable record date for those Securities.

2.9	Sale of a Security on Loan

The Lender, or the Advisor on the Lender’s behalf, shall advise J.P. Morgan of the sale of Securities on Loan no later than the applicable Cut-off Time and the Lender shall bear the risk of any Liabilities attributable to its failure to provide notice prior to the

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applicable Cut-off Time. J.P. Morgan shall promptly give the Borrower notice of termination of the applicable Loan (other than a Term Loan). If the Borrower fails to return Securities in a timely fashion, J.P. Morgan shall promptly take action as provided in Section 3.1 of this Agreement. The Lender acknowledges, however, that in the case of a Borrower’s failure to return Securities where some, but not all, of the Securities being sold are subject to the applicable Loan, neither Borrower nor J.P. Morgan will be liable for any Liability associated with fails occurring in cases where partial settlement of the sale is not permitted or the Lender or the Advisor has withheld any consent necessary for a partial settlement.

2.10	Recordkeeping; Access to J.P. Morgan's Records

(a)	J.P. Morgan shall establish and maintain those records as are reasonably necessary to account for Loans that are made and the income derived from the Loans. A party shall comply with reasonable requests of any other party for information necessary to the requester's performance of its duties under this Agreement.

(b)	J.P. Morgan will allow the Lender's auditors and independent public accountants reasonable access to the records of J.P. Morgan relating to Loans and Collateral as is required in connection with their examination of books and records pertaining to the Lender's affairs.

(c)	J.P. Morgan will, upon reasonable written notice, allow the Lender, the Advisor or any Authorized Person reasonable access during normal working hours to the records of J.P. Morgan relating to the services provided under this Agreement.

(d)	J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of the access, and the scope of the records made available. The Lender shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.

2.11	Statements of Account

J.P. Morgan shall provide the Lender with periodic statements (as agreed by the parties from time to time) describing the Loans made, the investments made with Cash Collateral, and the income derived from Loans, during the period covered by the statement. All prices included in such statements shall either be based on amortized cost or be indicative fair market value as reported by third party vendors. The Lender, or the Advisor on the Lender’s behalf, will review the Lender’s statement of account and give J.P. Morgan written notice of any suspected error or omission within a reasonable time of the date of the relevant suspected error or omission.

2.12	Notifications

If the Lender has agreed to access statements and information concerning the services provided under this Agreement through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.

2.13	Change Control

(a)	If either party wishes to propose any amendment or modification to, or

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variation of, the services under this Agreement (including the scope or details of the services) (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the party, specifying in as much detail as is reasonably practicable the nature of the Change. J.P. Morgan shall maintain a log of all Change Requests.

(b)	Promptly following the receipt of a Change Request the parties shall agree whether to implement the Change Request, whether the Fees should be modified in light of the change to the services under this Agreement, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT

3.1	Default by Borrower with respect to Securities on Loan

If any Borrower fails to return any Securities on Loan when due under the applicable MSLA, J.P. Morgan shall take action as appropriate in accordance with general market practice and J.P. Morgan's reasonable judgment, including, but not necessarily limited to, claiming compensation from that Borrower on behalf of the Lender in the event a trade executed by the Lender fails on account of that Borrower's failure to have returned Securities on Loan in a timely manner or, where J.P. Morgan deems it necessary, other action as may be permitted by the applicable MSLA.

3.2	Indemnification of the Lender in Respect of Securities

(a)	In addition to the actions described in Section 3.1 and after the expiration of any reasonable and customary grace period except in cases relating to the solvency of a Borrower, if any Borrower with respect to any Loan effected under this Agreement fails to return any Securities on Loan when due under the applicable MSLA which is the date an Event of Default shall have occurred under the applicable MSLA (the "Return Date"), then J.P. Morgan shall, at its expense, but subject to Section 3.2(b) of this Agreement, deposit replacement Securities of the same issue, type, class and series to the applicable Lending Account, as soon as practicable. If J.P. Morgan is unable to obtain replacement Securities or to the extent odd lot purchases of replacement Securities would be required, J.P. Morgan shall, at its expense, but subject to Section 3.2(b) credit the Cash Account of the applicable Fund in Dollars with the Market Value of such Securities on Loan on the credit date.

(b)	Notwithstanding any other provision of this Section 3.2, J.P. Morgan’s obligation to credit the Cash Account of the applicable Fund with cash or the Lending Account with replacement Securities shall be reduced by an amount equal to the extent of any shortfall in the Collateral which is attributable to one or more of the following:

(i)	a decrease in the market value of Authorized Investments;

(ii)	the act or omission or insolvency of any Tri-party Institution other than (in the case of insolvency) J.P. Morgan or any of its Affiliates;

(iii)	any default by the issuer of a Letter of Credit; or

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(iv)	J.P. Morgan’s reliance on incorrect prices of the lent Securities or Collateral provided by a pricing vendor as described in Section 7.5 of this Agreement, provided, however, that J.P. Morgan shall have met its standard of care with respect to reviewing the reasonableness of any such price.

3.3	Application of Collateral/Assignment of Rights

(a)	In the case of an Event of Default, any Collateral and any proceeds of Collateral or Cash Collateral investments shall be applied as follows: first to reimburse J.P. Morgan for any and all amounts expended in complying with its obligations under Section 3.2, second to reimburse J.P. Morgan for any amounts advanced by it under Section 2.7 or otherwise advanced by J.P. Morgan on behalf of the affected Borrower, and third to any other amounts owed by the affected Borrower to the Lender under the applicable MSLA .

(b)	J.P. Morgan shall be subrogated to and the Lender shall assign and be deemed to have assigned to J.P. Morgan, all of its rights in, to and against Borrower (and any guarantor of this Agreement) (i) in respect of such Loan to the extent of any payment or purchase made by J.P. Morgan under Sections 2.7 or 3.2 (or otherwise made to the Lender by J.P. Morgan on behalf of the affected Borrower under the applicable MSLA), and (ii) subject to the Lender’s rights under Subsection 3.3(a), any Collateral pledged by Borrower in respect of such Loan (including any Letters of Credit and the issuers thereof), and all proceeds of such Collateral, including any Collateral and proceeds remaining after the application process set forth in Subsection 3.3(a). If the Lender receives or is credited with any payment, benefit or value from or on behalf of Borrower in respect of rights to which J.P. Morgan is subrogated as provided herein, the Lender shall promptly remit or pay to J.P. Morgan the same (or its Dollar equivalent).

4.	INSTRUCTIONS

4.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)	The Lender authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. Lender will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	The Lender, and the Advisor on the Lender’s behalf, will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that any Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act

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upon any Instruction for which it does not receive clarification satisfactory to it.

(d)	Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded.

4.2	Verification and Security Procedures

(a)	J.P. Morgan and the Lender shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

4.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify the Lender as soon as practicable.

4.4	Cut-Off Times

J.P. Morgan has established deadlines for receipt of Instructions (each a “Cut-off Time”). If J.P. Morgan receives an Instruction after its established Cut-off Time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day. J.P. Morgan’s current Cut-off Times are set forth in Schedule 8 to this Agreement which may be updated from time to time upon notice from J.P. Morgan.

4.5	Electronic Access

Access by Lender to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 9.

5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. Morgan

5.1	Fees and Expenses

(a)	In connection with each Loan under this Agreement, the Lender hereby authorizes J.P. Morgan to retain a fee in an amount equal to ___ % of the sum of (i) earnings derived from Cash collateral investments (as adjusted for any Rebate paid or received by J.P. Morgan) (ii) any fee, paid or payable by the Borrower with respect to Loans (including any Loan Fee but excluding any compensation payable by Borrower under any Tri-party Agreement); and (iii) any charge or penalty payable by the Borrower (net, however, of any corresponding charge or penalty payable by the Lender as a result of the event that led to the charge or penalty being imposed on the Borrower) . Gains and losses on Cash collateral investments shall not be taken into account in calculating earnings for the purposes of J.P. Morgan’s fee. Earnings shall be subject to adjustment as necessary to correct variances and late items.

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(b)	The fee payable to J.P. Morgan for services performed under Section 2.6 of this Agreement shall be equal to ___ % of the amount of the Cash Collateral used to make outstanding Authorized Investments. Fees shall be accrued or charged daily, as appropriate, and shall be payable monthly in arrears.

(c)	J.P. Morgan may make reasonable amendments to the above fees at any time should either (i) the Lender’s actual investment guidelines or portfolio differ significantly from the assumptions used to develop J.P. Morgan’s fee proposal, (ii) the Lender imposes material restrictions on the lending of Securities under this Agreement or the classes of Collateral that can be received, (iii) the Lender’s service requirements change, (iv) the Lender’s use of any other products that were included in J.P. Morgan’s pricing proposal to the Lender is discontinued or modified in any respect material to J.P. Morgan’s pricing proposal, or (v) the volume of Loans is materially and adversely affected due to a change in Applicable Law.

(d)	J.P. Morgan may retain its share of earnings and fees under this Agreement and shall credit the Lender monthly with the Lender’s share of earnings and Loan Fees. J.P. Morgan may reverse a credit to the Lender of earnings and Loans Fees upon oral or written notification that such amount was incorrectly credited.

(e)	The Lender shall reimburse J.P. Morgan for its reasonable out-of-pocket or incidental expenses incurred in providing the services under this Agreement, including, but not limited to, legal fees J.P. Morgan may apply these expenses, any other amounts owed by the Lender under this Agreement against the Cash Account of the applicable Fund with J.P. Morgan and/or a Collateral Account.

(f)	Invoices (if any) will be payable within thirty (30) days of the date of the invoice. If the Lender, or the Advisor on behalf of the Lender, disputes an invoice it shall nevertheless pay, or allow J.P. Morgan to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

5.2	Overdrafts

J.P. Morgan may, in its sole discretion, advance funds on behalf of the Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled under the applicable MSLA and deduct such advances from the Cash Account of the applicable Fund (even if an overdraft of the cash account results). If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Lender, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part will be asserted by the Lender against J.P. Morgan for J.P. Morgan’s refusal to make advances to under this Agreement or to settle any transaction for which the Lender does not have

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sufficient available funds in the applicable currency in its Cash Account of the applicable Fund.

5.3	J.P. Morgan’s Right Over Securities; Set-off

(a)	Without prejudice to J.P. Morgan’s rights under Applicable Law, until satisfaction of all Liabilities outstanding from time to time (whether actual or contingent) of the Lender to J.P. Morgan or any of its Affiliates, J.P. Morgan shall have, and the Lender shall grant to J.P. Morgan a security interest in and a lien on the assets held in the Securities Accounts and the Lender’s interest in the Collateral Account and any other property at any time held by J.P. Morgan for the benefit of the Lender or in which the Lender may have an interest which is then in J.P. Morgan’s possession or control or in the possession or control of any third party acting on Bank’s behalf. J.P. Morgan shall be entitled without notice to the Lender, to withhold delivery of such assets, sell or otherwise realize any of such assets and to apply the proceeds and any other monies credited to any Cash Account of the applicable Fund maintained by the Lender with J.P. Morgan in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any amount owing by the Lender to J.P. Morgan or any of its Affiliates any amount in any currency standing to the credit of any of the Lender’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affilifate of J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES

6.1	Representations of the Lender and J.P. Morgan

(a)	The Lender represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to enter into and perform its obligations under this Agreement, and to incur overdrafts as contemplated by this Agreement, and grant a lien over assets as contemplated by Section 5.3; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Lender’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (v) the execution, delivery, and performance by it of this Agreement shall at all times comply with all applicable laws and regulations, (vi) each Loan shall be, legally and validly entered into, and does not and shall not violate any statute,

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regulation, rule, order or judgment binding on the Lender, or any provision of the Lender's charter or by-laws, or any agreement binding on the Lender or affecting its property; (vii) it is lending Securities as principal (on behalf of the Fund(s)) and shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan under this Agreement, except for rights granted to J.P. Morgan under the Custody Agreement; (viii) it is the beneficial owner of all Securities or otherwise has the right to lend Securities; (ix) it is entitled to receive all Distributions on Securities eligible for lending under this Agreement and (x) the representations and warranties to be given by J.P. Morgan on the Lender’s behalf as set out in the MSLAs are true and will continue to be true at all times until termination of J.P. Morgan’s authority to act as the Lender’s agent as provided in this Agreement. The Lender, or the Advisor on behalf of the Lender, shall promptly identify to J.P. Morgan by notice, which notice may be oral, any Securities that are no longer subject to the foregoing representations.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan's obligations under this Agreement and the Lender shall indemnify J.P. Morgan against all Liabilities arising directly or indirectly from any such certifications.

(b)	J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Lender, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Lender to Provide Certain Information to J.P. Morgan

Upon request, the Lender will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including the Lender’s organizational documents and its current audited and unaudited financial statements.

7.	WHEN J.P.MORGAN IS LIABLE TO LENDER

7.1	Standard of Care; Liability

(a)	J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)	J.P. Morgan will be liable for the Lender’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as lending agent.

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(c)	Lender will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of J.P. Morgan’s performance under this Agreement (including without limitation any action taken or omitted by J.P. Morgan in connection with enforcing the Lender's rights under the applicable MSLA), provided the J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question.

(d)	The Lender agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to question Instructions or make any suggestions to the Lender or an Authorized Person regarding such Instructions.

(e)	J.P. Morgan may refrain from bringing any legal action or proceeding arising out of or in connection with any Loan until it shall have received such security as it may require for all costs, expenses (including legal fees) and liabilities which it shall or may expend or incur in relation to that Loan.

(f)	Subject to subsection 7.1(a) and J.P. Morgan’s express obligations under Sections 2.7 and 3.2 of this Agreement, J.P. Morgan shall not be liable for any Liabilities arising out of the failure of any Borrower to fulfill the terms of any Loan or MSLA.

(g)	The Declaration of Trust establishing the Trust (“Declaration of Trust”) provides that the trustees of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Delaware Business Trust Act, as amended (the “DBTA”). It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust and under Section 3803 of the DBTA. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees of the Trust nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund. The Trust’s Declaration of Trust is on file with the Trust.

7.2	Force Majeure

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determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that the Lender may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of the Lender or the Advisor), and will not be liable to the Lender under this Agreement for any action reasonably taken or omitted in accordance with such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Lender hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) in its individual capacity or acting in a fiduciary capacity for other accounts, may have transactions with the same institutions to which J.P. Morgan may be lending Securities ,or in which J.P. Morgan may invest Cash Collateral, under this Agreement, which transactions may give rise to actual or potential conflict of interest situations; (b) may use EquiLend, a securities lending platform in which J.P. Morgan has an equity interest (and therefore a financial interest in its success), to transact certain Loans with Borrowers that are EquiLend participants (it being understood that EquiLend will neither act as principal in, nor guarantee, any such Loan); (c) may, when making Authorized Investments as agent for the Lender, enter into repurchase agreements under which collateral posted by the repurchase agreement seller is held by J.P. Morgan, as custodian for such seller, and J.P. Morgan, in that capacity as custodian for the repurchase agreement seller, earns a fee from the repurchase agreement seller for holding such collateral as custodian; and (d) in its capacity as custodian for certain Borrowers, J.P. Morgan may receive a fee for holding Collateral in the form of Securities posted for Loans by such Borrower. The Lender acknowledges that such fees are separate from, and in addition to, the fees that J.P. Morgan earns under this Agreement and the Lender hereby consents to the receipt by J.P. Morgan of such fees from repurchase agreement counterparties and Borrowers that use J.P. Morgan as custodian for collateral. In connection with the foregoing, J.P. Morgan shall not be bound to: (i) account to the Lender or the Advisor for any fee or other sum received or profit made by J.P. Morgan for its own account or the account of any other person or (ii) disclose any information concerning the specifics of any given transaction or arrangement listed above.

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7.5	Responsibility for Certain Third Parties

(a)	J.P. Morgan may use third party delivery services and providers of information regarding matters such as pricing, and credit ratings. Although J.P. Morgan will use reasonable care in the selection and retention of such third party providers, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(b)	J.P. Morgan shall have no obligation under this Agreement for Liabilities which are sustained or incurred by the Lender by reason of any action or inaction by any Securities Depository or a Tri-party Institution or their respective assigns, successors or nominees. If the Lender is damaged by the failure of a Securities Depository or a Tri-party Institution to properly fulfill its obligations with respect to Collateral or Securities, J.P. Morgan shall provide reasonable cooperation with respect to any claim that the Lender may choose to assert against the Securities Depository or Tri-party Institution in the matter.

8.	TAXATION

8.1	Tax Filings

Lender shall be responsible for all filings, tax returns and reports on any Loans undertaken by J.P. Morgan on the Lender's behalf which are to be made to any authority whether governmental or otherwise and for the payment of all unpaid calls, taxes (including, without limitation, any value added tax), imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and insofar as J.P. Morgan is under any obligation (whether of a governmental nature or otherwise) to pay the same on the Lender's behalf, J.P. Morgan may do so out of any monies or assets held by it under the terms of the Custody Agreement or this Agreement.

8.2	Tax Treatment

The Lender acknowledges that: (i) the tax treatment of the payments made by a Borrower to the Lender in lieu of Distributions (including, by way of illustration and not of limitation, with respect to any dividends received deduction and amounts paid by the depositary on American Depositary Receipts and Global Depositary Receipts) may differ from the tax treatment of the Distribution to which such payments relate; and (ii) it has made its own determination as to the tax treatment of any Loan made under this Agreement, of any in lieu of payments made by a Borrower and of any remuneration and any other amounts that may be received by it under this Agreement.

9.	TERMINATION

9.1	Termination

(a)	The initial term of this Agreement shall be for a period of three years following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, either party may terminate this Agreement on sixty (60) days' written notice to the other.

(b)	Notwithstanding Section 9.1(a):

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(i)	Either party may terminate this Agreement immediately on written notice to the other party if a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)	J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to the Lender if J.P. Morgan reasonably determines that the Lender has ceased to satisfy J.P. Morgan’s customary credit requirements; and

(iv)	The Lender may terminate this Agreement at any time on sixty (60) days’ written notice to J.P. Morgan provided that if the effective date of such notice is within the initial term specified in Section 9.1(a), the Lender will pay J.P. a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to the Lender’s notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months.

(c)	Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.2	Exit Procedure

Following the delivery of the notice of termination, the parties shall cooperate in the termination of Loans and the disposition of investments of Cash Collateral in a manner to minimize the risk to the parties.

10.	MISCELLANEOUS

10.1	Notifications

Notices under Article 9 of this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice under Article 9 will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without the Lender’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s securities lending business.

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10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules and appendices, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to securities lending, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.5	Insurance

The Lender acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Lender. J.P. Morgan will, however, provide summary information regarding of its own general insurance coverage to the Lender upon written request.

10.6	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Lender shall not claim, and it hereby irrevocably waives, such immunity.

10.7	Severability; Waiver; and Survival

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

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(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.8	Confidentiality

(a)	Subject to Clause 10.8(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of the Lender.

(b)	The Lender authorizes J.P. Morgan to disclose Confidential Information to:

any subcontractor, agent, Securities Depository, securities exchange, Tri-party Institution, Borrower, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates and branches; and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.

(d)	The confidentiality obligation of each party will survive for one year after the termination of this Agreement.

10.9	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

NEXT ETF’s TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Mark Criscitello	By:	/s/ William Smith

Name:	Mark Criscitello	Name:	William Smith

Title:	Treasurer	Title:	Managing Director

Date:	May 5, 2011	Date:	May 5, 2011

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SCHEDULE 1

JPMorgan Chase Bank, N.A.

Securities Lending Investment Guidelines (Non-ERISA)– See Separate Attachment

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SCHEDULE 2

JPMorgan Chase Bank, N.A.

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SCHEDULE 3

JPMorgan Chase

Securities Lending - Eligible Collateral

The following forms of collateral are acceptable under the terms of this Agreement.

1.	Cash - The following are acceptable currencies:

US Dollar (U.S.D.)

Pound Sterling (GBP)

Australian Dollar (AUD)

Euro (EUR)

2.	Securities - The following securities are acceptable under the terms of the Agreement

U.S. Government Securities –

▪	Book-entry securities issued by the U.S. Treasury and any other securities issued or fully guaranteed as to principal and interest by the United States government.

U.S. Government Sponsored Agencies Debt Securities:

▪	U.S.-FNMA, FHLMC, FHLB, FFCS – Debt securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, and the Federal Farm Credit System,

U.S. Government Sponsored Agencies Mortgage Backed Securities:

▪	MBSs -Single-class mortgage participation certificates (FNMA Certificates or FHLMC Certificates) in book-entry form backed by single family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation (excluding Real Estate Mortgage Investment Conduit (REMIC) or other multi-class passthrough certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities).

▪	Remics/CMOs -Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) issued by FNMA and FHLMC. Types include, as selected by clients: Sequential-Pay Classes, and Floaters.

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U.K. Government Securities:

▪	Unstripped British Government Debt- Unstripped Government Debt issued by the government of the United Kingdom or by the Bank of England. These securities are only eligible if rated AAA by S&P and Moody's.

▪	U.K. Eligible Bank Bills issued by the Bank of England. These securities are only eligible if rated AAA by S&P and Moody's. U.K. bank bills are bills of exchange issued by the Bank of England and accepted by a U.K. bank. A U.K. bank bill represents an order in writing, addressed and signed by the Bank of England, requiring the Bank of England to pay its holder, on demand or at a fixed date, a specified sum of money.

Eurozone Government Securities:

▪	Bills, Notes and Bonds issued or guaranteed as to principal and interest by the government of the following countries denominated in Euro: Finland, France, Germany, Spain, Portugal, Austria, Netherlands, Belgium, Luxembourg, Ireland. Bills, notes, and bonds are defined as negotiable debt obligations of the listed countries. These securities are only eligible if they are rated by Moody's Aa3 or better and by S&P AA-or better.

Cash-in-Lieu:

In the unlikely event where the Borrower is unable to supply and deliver securities described above as Collateral, a deposit of cash, which is not to be reinvested, is required to be held overnight to meet the collateral value requirements under the relevant MSLA, in the following currencies: U.S. Dollars(USD), Euro(EUR), Pound Sterling(GBP).

3.	Letters of Credit. - See Appendix B to this Schedule for a list of acceptable Letter of Credit issuers.

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Appendix A

JPMorgan Chase Bank, N.A.

Securities Lending - Collateral Requirements

I.	Collateral Requirements

The following Collateral Requirements and collateral call thresholds shall apply to Loans as indicated, subject however, to the market conventions listed in Section II below:

Type of Loan	Collateral Requirement	Collateral Call Threshold
Dollar denominated Securities secured by Dollar denominated Collateral	102%	101%
Dollar denominated Securities secured by non-Dollar denominated Collateral	105%	103.5%
Non-Dollar denominated Securities secured by Collateral in the same denomination as the lent Securities	102%	101%
Non-Dollar denominated Securities secured by Collateral in a different denomination as the lent Securities	105%	103.5%

In all cases, the aggregate of the additional Collateral demanded, together with the Collateral then held by J.P. Morgan on behalf of the Lender for such Loan, shall have a Market Value not less than the applicable Collateral Requirement.

Provided that the Market Value of the Collateral remains above the Market Value of the lent Securities, J.P. Morgan may in its discretion refrain from making a collateral call if the value of the additional collateral to be demanded is less than $50,000.

II	Market Conventions

With respect to Securities such as U.S. Treasury strips and bills, where the market functions so as to not allow for the sale of such Securities at greater than par, the Collateral Requirement shall equal the lesser of 100% of the par value of the Security or 102% of its Market Value;

The Collateral Requirement for Loans of Japanese Government Securities made against Yen-denominated Collateral is 100%.

The Collateral Requirement for that portion of the Market Value of a US corporate debt security that comprises accrued but unpaid interest shall be 100% rather than the amount set forth in the table above.

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Appendix B

JPMorgan Chase Bank, N.A.

Securities Lending - Letter of Credit Banks

ABN-AMRO Bank NV

Bank of Montreal

The Bank of New York Mellon

Barclays Bank Plc

BNP Paribas

Canadian Imperial Bank of Commerce

Credit Suisse First Boston

Deutsche Bank AG

HSBC Bank Plc

Rabobank Nederland NV

Royal Bank of Canada

Societe Generale

Svenska Handelsbanken AG

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SCHEDULE 4

JPMorgan Chase Bank, N.A.

Securities Lending - Lending Accounts and Markets

Lending Account Name	Lending Account Number
[NEXT ETFs Trust - MAXISSM Nikkei 225 Index Fund]

Number	Lending Markets	Lender Approves

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1	Australia	(Check All That Apply)
2	Austria
3	Belgium
4	Canada
5	Czech Republic
6	Denmark
7	Euroclear
8	Finland
9	France
10	Germany
11	Greece
12	Hong Kong
13	Hungary
14	Ireland
15	Israel
16	Italy
17	Japan
18	Mexico
19	Netherlands
20	New Zealand
21	Norway
22	Poland
23	Portugal
24	Singapore
25	South Africa
26	South Korea
27	Spain
28	Sweden
29	Switzerland

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30	Taiwan
31	Thailand
32	Turkey
33	United Kingdom
34	United States

Lender acknowledges that this Schedule [Insert Number] to the Securities Lending Agreement dated _________________is effective as of the date specified below.

By:
Name:

Title:

Date:

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SCHEDULE 5

JPMorgan Chase Bank, N.A.

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

Signed for and on behalf of Lender by:

Signature:

Name:

Position:

* i.e. writing, telephone or facsimile

** ** “All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

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SCHEDULE 6

JPMorgan Chase Bank, N.A.

Securities Lending - Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule, but with some additional wording. A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*	Limitation in Authority**

Signature:

Name:

Title:

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

** “All” or “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

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APPENDIX A

JPMorgan Chase Bank, N.A.

Securities Lending - Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.

Securities lending DIVISION

DATE: ____________________

Dear Sirs,

Re: Securities Lending for (the "Lender").

We warrant that we have been appointed by the Lender as its fund manager for the account(s) listed below and that we have full authority from the Lender to give instructions in respect of all transactions relating to the account(s). We agree to indemnify and hold J.P. Morgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of the Lender in respect of the account(s).

J.P. Morgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Securities Lending Agreement between J.P. Morgan and the Lender, or, if no such Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that J.P. Morgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of fund manager]

Signature:

Name:

Position:

Evidence of Authority to sign this Letter is enclosed

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SCHEDULE 7A

JPMorgan Chase Bank, N.A.

Form of Master Securities Lending Agreement (US Borrowers) – See Separate Attachment

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SCHEDULE 7B

JPMorgan Chase Bank, N.A.

Form of Master Securities Lending Agreement (non-US Borrowers) – See Separate Attachment

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SCHEDULE 8

JPMorgan Chase Bank, N.A.

Securities Lending - Cut-Off Times

Type of Instruction	Cut-off Time
Delivery of manufactured non-cash Distributions to J.P. Morgan	10 Business Days prior to the date the non-cash Distribution is payable
Sale of Securities on Loan	Trade date unless otherwise specified

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SCHEDULE 9

JPMorgan Chase Bank, N.A.

Securities Lending - Electronic Access

1.	J.P. Morgan shall permit the Lender and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). J.P. Morgan reserves the right to modify this Schedule 9 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Lender. J.P. Morgan shall endeavor to give the Lender reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Lender if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.	In consideration of the fees paid by the Lender to J.P. Morgan and subject to any applicable Software License Addendum in relation to J.P. Morgan owned or sublicensed Software provided for a particular Application, J.P. Morgan grants to the Lender and, where applicable, its Authorized Persons on the terms of this Schedule 9 a non-exclusive license to use the Products and the information and data made available to the Lender through the Products (the “Data”) for the sole use of the Lender. The Lender may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.	The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Schedule 9, the provisions of this Schedule 9 shall prevail.

4.	The Lender acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Lender hereby expressly assumes such risks. The Lender shall make its own independent assessment of the adequacy of the internet and of the security procedures made available by J.P. Morgan. The Lender acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Lender, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages. All such software must be interoperable with J.P. Morgan’s software. Each of the Lender and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.	In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for the Trust or its Authorised Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. Provided that J.P. Morgan

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reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence or wilful misconduct..

6.	The Lender shall use (and procure that its affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements ("Viruses") and to minimize the risk of transmission of Viruses between the parties

7.	The Lender shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time. The Lender further represents and warrants to J.P. Morgan that the Lender shall not access the service from any jurisdiction which J.P. Morgan informs the Lender or where the Lender has actual knowledge that the service is not authorized for use due to local regulations or laws.

8.	The Lender shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 9.

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EXHIBIT 1

JPMorgan Chase Bank, N.A.

Securities Lending – Products

Internet browser based applications:

Name of Application	Description
JPMorgan ACCESS Dashboard	Provides Lender with a convenient overview of their securities related business activity, allowing Lender to view key data elements from lower-level business applications in various formats - numeric, text, graph, and tables. Lender also has ability to drill down from the high level summary information directly to detailed reports and other data residing within lower level applications.
Views Portfolio Reporting	Provides Lender portfolio reporting on an intra-day, close-of-business or historical basis. Lender may choose from standard board-room quality reports, or create and save customized reports to satisfy their unique reporting requirements.

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SCHEDULE 10

List of Funds

MAXISSM Nikkei 225 Index Fund

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